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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


         Date of Report (Date of earliest event reported): JUNE 30, 1997



                           BROOKTROUT TECHNOLOGY, INC.
               (Exact name of Registrant as specified in charter)

        MASSACHUSETTS                   33-51424                  04-2814792
(State or other jurisdiction    (Commission file number)        (IRS employer
      of incorporation)                                      identification no.)


                       410 FIRST AVENUE, NEEDHAM, MA 02194
               (Address of principal executive offices) (Zip Code)

                                 (617) 449-4100
              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 30, 1997, Brooktrout Technology, Inc. (the "Registrant") entered into and closed a definitive agreement to acquire substantially all of the assets and assume certain specified liabilities of Netaccess, Inc., a Delaware corporation ("Netaccess"), for approximately $11 million in cash.

         The terms of this transaction are described more fully in a press release issued on June 30, 1997, a copy of which is included as an exhibit hereto and incorporated herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  The Financial Statements of Netaccess, Inc. required by this Item will be filed by the Registrant by amendment of this Current Report on Form 8-K no later than September 15, 1997.

         (b)      Pro Forma Financial Information.

                  The Pro Forma Financial Information required by this Item will be filed by the Registrant by amendment of this Current Report on Form 8-K no later than September 15, 1997.

         (c)      Exhibits

                  2.1 Asset Purchase Agreement among the Registrant, BTINH Operating Company, Inc., a Delaware corporation ("Buyer"), Netaccess, Inc., a Delaware corporation ("Seller"), and Xircom, Inc., a California corporation and the sole stockholder of Seller (the "Stockholder"), dated June 30, 1997.

                  99.1     Press release of the Registrant, dated June 30, 1997.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized

                                                     BROOKTROUT TECHNOLOGY, INC.



Dated: July 14, 1997                                 By:/s/ Eric R. Giler
                                                        -----------------
                                                        Eric R. Giler
                                                        President